EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report on Form 10-Q of Kronos Incorporated (the “Company”) for the period ended April 3, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Mark S. Ain, Chief Executive Officer of the Company, and Paul A. Lacy, Executive Vice President, Chief Financial and Administrative Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

    (1)        The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2)        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 17, 2004	/s/ Mark S. Ain
Mark S. Ain Chief Executive Officer

Date: May 17, 2004	/s/ Paul A. Lacy
Paul A. Lacy Executive Vice President, Chief Financial and Administrative Officer

A signed original of this written statement required by Section 906 has been provided to Kronos Incorporated and will be retained by Kronos Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.